Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216712, 333-217779, 333-217780, 333-217782 on Form S-8 of our report dated September 28, 2017, relating to the consolidated financial statements of MAM Software Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of MAM Software Group, Inc. for the year ended June 30, 2017.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

September 28, 2017